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                                                                     EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" and to the incorporation by reference of our reports dated December 17, 2003 on the ABN AMRO Funds in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the ABN AMRO Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 53 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-68666) and in this Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).





                                                              ERNST & YOUNG LLP




Chicago, Illinois
June 28, 2004